Exhibit 99.1 - Form 4 Joint Filer Information
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Name: J. Christopher Young

Address: 262 Harbor Drive, Stamford CT 06902

Designated Filer: C. Michael Vaughn

Issuer & Ticker Symbol: ATS Corporation ("ATCT")

Date of Event Requiring Statement: March 29, 2007